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                                                 EXHIBIT 4.2





















                        GREAT WESTERN

       EMPLOYEE SAVINGS INCENTIVE PLAN TRUST AGREEMENT


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                      TABLE OF CONTENTS

                                              Page


Section 1.  Trust . . . . . . . . . . . . . . . 1

Section 2.  Exclusive Benefit; Nonalienation. . 2

Section 3.  Disbursements . . . . . . . . . . . 2
  (a)  Directions from Administrator. . . . . . 2
  (b)  Limitations. . . . . . . . . . . . . . . 3

Section 4.  Investment of Trust . . . . . . . . 3
  (a)  Selection of Investment Options. . . . . 3
  (b)  Available Investment Options . . . . . . 3
  (c)  Designation of Investment Options. . . . 4
  (d)  Participant Direction. . . . . . . . . . 4
  (e)  Mutual Funds . . . . . . . . . . . . . . 4
       (i)  Execution of Purchases and Sales. . 4
       (ii) Voting. . . . . . . . . . . . . . . 5
  (f)  Sponsor Stock. . . . . . . . . . . . . . 5
       (i)  Acquisition Limit . . . . . . . . . 5
       (ii) Fiduciary Duty of Named Fiduciary . 5
       (iii)     Execution of Purchases and Sales . .  6
       (iv) Securities Law Reports. . . . . . . 8
       (v)  Voting and Tender Offers. . . . . . 8
            (A)  Voting . . . . . . . . . . . . 8
            (B)  Tender Offers. . . . . . . . . 9
       (vi) Shares Credited . . . . . . . . . . 10
       (vii)     General. . . . . . . . . . . . 11
            (viii)    Conversion. . . . . . . . 11
  (g)  Notes. . . . . . . . . . . . . . . . . . 11
  (h)  Reliance of Trustee on Directions. . . . 12
  (i)  Investment Powers of Trustee . . . . . . 12
  (j)  Administrative Powers of the Trustee . . 16
  (k)  Investment Manager Appointment . . . . . 16

Section 5.  Accounts of the Trustee . . . . . . 17

Section 6.  Compensation and Expenses . . . . . 17

Section 7.  Directions and Indemnification. . . 18
  (a)  Directions . . . . . . . . . . . . . . . 18
  (b)  Indemnification. . . . . . . . . . . . . 19
  (c)  Survival . . . . . . . . . . . . . . . . 19

Section 8.  Resignation or Removal of Trustee . 19
  (a)  Resignation. . . . . . . . . . . . . . . 19
  (b)  Removal. . . . . . . . . . . . . . . . . 19

Section 9.  Successor Trustee . . . . . . . . . 19
  (a)  Appointment. . . . . . . . . . . . . . . 19
  (b)  Acceptance . . . . . . . . . . . . . . . 19
  (c)  Corporate Action . . . . . . . . . . . . 19

Section 10.  Termination. . . . . . . . . . . . 20

Section 11.  Resignation, Removal and Termination
             Notices  . . . . . . . . . . . . . 20

Section 12.  Single Fund. . . . . . . . . . . . 20

Section 13.  Transfer of Assets . . . . . . . . 21

Section 14.  Adoption of Trust by Separate Plan . 21

Section 15.  Agreement Incorporated in Separate
             Plans . . . . . . . . . . . . . . .  22

Section 16.  Duration . . . . . . . . . . . . . . 23

Section 17.  Amendment or Modification. . . . . . 23

Section 18.  No Guarantees. . . . . . . . . . . . 23

Section 19.  Duty to Furnish Information. . . . . 23

Section 20.  Withholding. . . . . . . . . . . . . 23

Section 21.  General. . . . . . . . . . . . . . . 23
  (a)  Entire Agreement . . . . . . . . . . . . . 23
  (b)  Waiver . . . . . . . . . . . . . . . . . . 23
  (c)  Successors and Assigns . . . . . . . . . . 24
  (d)  Partial Invalidity . . . . . . . . . . . . 24
  (e)  Section Headings . . . . . . . . . . . . . 24

Section 22.  Governing Law. . . . . . . . . . . . 24
  (a)  New York Law Controls. . . . . . . . . . . 24
  (b)  Trust Agreement Controls . . . . . . . . . 24


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     TRUST AGREEMENT, effective as of October 1, 1996 between
Great Western Financial Corporation, a Delaware corporation (the 'Sponsor"), and The Chase Manhattan Bank incorporated under the laws of the State of New York (the "Trustee").

                         WITNESSETH:

  WHEREAS, the Sponsor and certain of its subsidiaries and affiliated organizations (collectively, the "Company") have adopted the Great Western Employee Savings Incentive Plan and may hereafter adopt other defined contribution benefit plans ('Separate Plans") for the benefit of certain employees of the Company (each such plan being herein sometimes referred to as a 'Separate Plan" and the Separate
Plans being herein collectively referred to as the "Plan");
and

  WHEREAS, the Sponsor has established a trust for the collective investment of the assets of the Plan in a trust fund which may be divided into separate investment accounts;
and

  WHEREAS, the Trustee has been named the Trustee of such trust; and

  WHEREAS, the Qualified Plans Investment Committee (the
"Named Fiduciary") is the named fiduciary (for purposes of investment, control and management of Plan assets) of the Plan (within the meaning of Section 402(a) of the Employee
Retirement Income Security Act of 1974, as amended
("ERISA")); and

  WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets, in accordance with the terms of this Agreement, in trust among several investment options selected by the Named Fiduciary and as directed by Plan participants; and

  WHEREAS, the Sponsor is the administrator of the Plan
(within the meaning of Section 3(16)(A) of ERISA) and has delegated its duties to the Committee (as defined in the Plan) (the "Administrator");

  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

  Section 1. Trust. The Sponsor hereby establishes the Great Western Employee Savings Incentive Plan Master Trust (the "Trust") with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from the previous trustee under the Plan, such additional sums of money and Sponsor Stock (hereinafter defined) as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement. The Trustee shall not be responsible for the collection of any contributions to the Plan or for the determination of the amount or frequency of any contributions required by the Plan or for interpreting, construing or enforcing the Plan or the Plan's compliance with ERISA.

  Section 2.  Exclusive Benefit; Nonalienation.

  (a) Except as provided below or under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries. Notwithstanding this or any other provision of the Trust or Plan, the Company shall be entitled to recover, and the participants shall have no interest in (i) any contributions made by mistake of fact, so long as the contribution is returned within one year after payment or
(ii) any contributions for which deduction is disallowed under Section 404 of the Code, so long as the contributions are returned to the Company within one year following such disallowance or as permitted or required by the Code or ERISA. In the event of such mistake of fact or disallowance of deductions, contributions shall be returned to the Company, subject to the limitations, if any, of Section 403(c) of ERISA.

  (b) Except as provided in the Plan, the benefits, proceeds, payments or claims of any participant payable from the Trust assets shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, garnish, levy or otherwise dispose of or execute upon any right or benefit payable hereunder shall be void. The Trust assets shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any participant entitled to benefits hereunder and such benefits shall not be considered an asset of the participant in the event of his insolvency or bankruptcy.

  Section 3.  Disbursements.

  (a) Directions from Administrator. The Trustee shall make disbursements (which shall not include the transfer of funds for investment) in the amounts and in the manner that the Administrator or Subtransfer Agent (as hereinafter defined) directs from time to time. The Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan, any applicable law, the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to determine that any disbursement is pursuant to the Plan.

  (b) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. All disbursements shall be made in cash unless the Administrator or Subtransfer Agent has provided a direction otherwise; the Administrator shall provide directions as to the assets to be converted to cash for the purpose of making the disbursement.

  Section 4.  Investment of Trust.

  (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

  (b) Available Investment Options. The Named Fiduciary shall direct the Trustee as to the investment options which shall be maintained or used for Plan participant investments. The Named Fiduciary may determine to offer investment options which may include, but shall not be limited to, (i) securities issued by any investment company registered under the Investment Company Act of 1940 ("Mutual Funds"), (ii) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of
Section 407(d)(5) of ERISA ('Sponsor Stock"), (iii) notes evidencing loans to Plan participants in accordance with the terms of the Plan, (iv) securities and obligations which produce a fixed rate of investment return, including but not limited to United States government securities, corporate bonds, notes, debentures, convertible securities, preferred stocks, or an investment fund or funds maintained by the Trustee or other banks or other financial institutions, guaranteed investment contracts ("GICs") and other similar investments, in each case as chosen by the Sponsor or in investment manager (as defined in ERISA) selected by the Sponsor (collectively, the "Fixed Income Fund"),
(v) securities of any type held in funds managed by an investment manager (as defined in Section 3(38) of ERISA) selected by the Named Fiduciary (provided the same can be valued on a daily basis), (vi) collective investment funds maintained by the Trustee for qualified plans, and (vii) deposits of all types bearing a reasonable rate of interest in the Sponsor (or an affiliate of Sponsor). The Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in collective investment funds maintained by the Trustee for qualified plans.

  (c) Designation of Investment Options. Specific investment options shall be designated in writing from time to time by the Named Fiduciary giving sufficient notice thereof for the Trustee to implement any necessary operating procedures. Effective January 2, 1997, all investment options offered must be able to be valued on a daily basis by the Trustee. The Trustee will provide daily valuations to the Administrator.

  (d) Participant Direction. Effective January 2, 1997, each Plan participant shall direct the subtransfer agent appointed by the Administrator (the 'Subtransfer Agent") in which investment option(s) to invest the assets in the participant's individual accounts (except for PAYSOP Accounts). Notwithstanding any other provision of this Agreement, neither the Named Fiduciary, the Administrator, the Sponsor (or any affiliate) nor the Trustee shall be a fiduciary with respect to any designation or direction by a participant or beneficiary with respect to his accounts, including any decisions with respect to voting or tender of Sponsor Stock. Accordingly, none of the foregoing entities shall be liable for any loss or liability which results from such participant's (or beneficiary's) designations.

  The Trustee shall invest the assets allocated to Plan participant accounts only when, if and in the manner, directed by the Administrator or Subtransfer Agent and shall not be under any obligation to invest or otherwise manage any of such assets. It shall be the duty of the Trustee to act strictly in accordance with the Administrator's or Subtransfer Agent's directions and the Trustee shall be under no liability for any loss of any kind which may result by it taking or refraining from taking any action in accordance with any such direction. The Subtransfer Agent shall certify to the Trustee the identity of the person or persons authorized to give instructions or directions on its behalf. The Trustee may continue to rely on all certifications under this paragraph unless otherwise notified in writing by the Administrator or the Subtransfer Agent, as the case may be.

  In the event that the Trustee fails to receive directions with respect to any assets held in the Trust outside of its own collective funds, such assets shall be invested in the Plan's Money Market Fund until the Trustee receives further direction.

  (e) Mutual Funds. Trust investments in Mutual Funds shall be subject to the following limitations:

       (i) Execution of Purchases and Sales. Purchases, sales and exchanges of Mutual Funds shall be made on the date on which the Trustee receives from the Subtransfer Agent in good order all information and documentation necessary in time to effect such purchases, sales and exchanges, and in the case of a purchase, has or receives funds necessary to make such purchase. For this purpose, the Named Fiduciary may designate certain funds between which an exchange shall not be deemed a purchase. The Trustee shall not be obligated to make exchanges between other funds unless sufficient balances are available for the purchase of such Mutual Fund shares.

       (ii) Voting. The Named Fiduciary shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of Mutual Funds credited to the participant's accounts (both vested and unvested). The Trustee shall not vote shares for which it has received no directions. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions.

  (f) Sponsor Stock. Trust investments in Sponsor Stock shall be made via the Great Western Stock Fund and the PAYSOP Fund, each of which shall consist of shares of Sponsor Stock and short-term liquid investments, including a commingled money market fund maintained by the Trustee, necessary to satisfy the Fund's cash needs for transfers and payments. Effective January 2, 1997 the Great Western Stock Fund and the PAYSOP Fund shall be valued on a daily unitized basis which valuation shall be provided by the Trustee to the Subtransfer Agent. All funds transmitted by the Sponsor (or its affiliates) to the Trustee for investment in Sponsor Stock shall be invested in the Great Western Stock Fund. Similarly, unless the Sponsor provides otherwise, all directions to transfer money into or out of Sponsor Stock shall apply with respect to the Great Western Stock Fund. The Trustee acknowledges that the PAYSOP Funds are frozen accounts, which are not subject to participant direction. Accordingly, unless the Sponsor gives specific written instructions with respect to the PAYSOP Fund or the provisions of subsection (f)(v) below apply, no sales or purchases of Sponsor Stock shall be made with respect to the PAYSOP Fund.

  All dividends or other cash proceeds with respect to Sponsor Stock held in the Great Western Stock Fund shall be reinvested in Sponsor Stock. All dividends or other cash proceeds from Sponsor Stock held in the PAYSOP Fund shall not be invested in Sponsor Stock and shall instead be invested in short-term liquid investments.

       (i)  Acquisition Limit.  Pursuant to the Plan, the
Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions from the Sponsor or under Section 4(d) of this Agreement. There is no limit on the amount of Sponsor Stock that may be held under the Plan.

       (ii) Fiduciary Duty of Named Fiduciary.  The Named
Fiduciary shall be responsible for monitoring the suitability under the fiduciary duty rules of Section
404(a)(1) of ERISA (as modified by Section 404(a)(2) of
ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named
Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under such directions are contrary to the terms of this Agreement.

       (iii)Execution of Purchases and Sales.

            (A) Purchases and sales of Sponsor Stock shall be made on the open market on the date which the Trustee receives from the Sponsor or the Subtransfer Agent in good order all information and documentation reasonably necessary to accurately effect such purchases and sales and, in the case of purchases, receives a wire transfer of the funds if necessary to make such purchases. Prior to engaging in any transaction in Sponsor Stock, the Trustee shall offset purchase and sale directions so that only the net number of shares shall be purchased or sold. Such general rules shall not apply in the following circumstances:

                 (1)    If the Trustee is unable to
determine the number of shares required to be purchased or sold on such date; or

                 (2)    If the Trustee determines that it is
imprudent to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                 (3)    If the Trustee is prohibited by the
Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of the circumstances described in (1) or (3) above, the Trustee shall promptly notify the Named Fiduciary and the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales according to normal operating procedures. In the event of the occurrence of the circumstances described in (2) above, the Trustee shall consult with the Named Fiduciary before taking any action.

            (B)  Purchases and Sales from or to Sponsor.
The Trustee may purchase or sell Sponsor Stock from or to the Sponsor or an affiliate thereof if the purchase or sale is for adequate consideration (within the meaning of Section 3(18) of ERISA) and no commission is charged to the Plan.
If Plan participant or Sponsor contributions under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In this case the number of shares transferred shall be determined by dividing the amount of the contribution by the closing price of the Sponsor Stock on the composite tape on the trading day immediately preceding the date as of which the contribution is made. Purchases and sales to or from third parties may also be made subject to similar arrangements, such arrangements as approved in writing by the Sponsor.

            (C)  Use of an Affiliated Broker.  The Named
Fiduciary hereby authorizes the Trustee to use Chase
Securities, Inc. ("CSI") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants or the Named Fiduciary. The provision of brokerage services shall be subject to the following:

                 (1)  The quality of execution of trades
shall be at best execution and shall not be adversely affected by the use of CSI.

                 (2)  As consideration for such brokerage
services, the Named Fiduciary agrees that CSI shall be entitled to reasonable remuneration under this authorization provision pursuant to a written agreement between the Named Fiduciary and CSI.

                 (3)  Following the procedures set forth in
Department of Labor Prohibited Transaction Class Exemption
86-128, the Trustee will provide the Named Fiduciary with the following documents: (1) a description of CSI's brokerage placement practices; (2) a copy of PTCE 86-128;
and (3) a form by which the Named Fiduciary may terminate this authorization to use a broker affiliated with the Trustee. The Trustee will provide the Named Fiduciary with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction-related charges incurred by the Plan, and the Plan's annualized turnover rate, as required by PTE 86-128.

                 (4)  Any successor organization of CSI,
through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction and written notice to the Named Fiduciary, become the successor broker in accordance with the terms of this authorization provision.

                 (5)  The Trustee and CSI shall continue to
rely on this authorization provision until notified to the contrary. The Named Fiduciary reserves the right to terminate this authorization at any time upon written notice to CSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

       (iv) Securities Law Reports. The Sponsor shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under Section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Sponsor such information on the Trust's ownership of Sponsor Stock as the Sponsor may reasonably request in order to comply with Federal or state securities laws. The Trustee shall notify Sponsor if Trustee becomes aware that a securities report need to be filed with respect to the Trust.

       (v) Voting and Tender Offers. Notwithstanding any other provision of this Agreement, the provisions of this Section shall govern the voting and tendering of Sponsor
Stock. The Sponsor, after consultation with the Trustee, shall pay for all printing, mailing and other out-of-pocket costs associated with the voting and tendering of Sponsor
Stock.

            (A)  Voting.

            (1) When the issuer of the Sponsor Stock files definitive proxy solicitation materials with the Securities and Exchange Commission, the Sponsor shall cause a copy of all materials to be simultaneously sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form or approve a form prepared by the Sponsor. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Sponsor Stock, the Sponsor shall cause, or instruct the Trustee to cause, a copy of the notice and all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The Sponsor shall provide the Trustee with a copy of any materials provided to the participants and, unless the Sponsor has requested the Trustee to distribute such material to the participants, shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

            (2) Each participant with an interest in the Great Western Stock Fund shall have the right, acting in the capacity of a named fiduciary within the meaning of Section 402 of ERISA, to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such participant's proportional interest in the Great Western Stock Fund (both vested and unvested). Except as required by law, directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the participant's proportional interest in the Great Western Stock Fund as directed by the participant. Except as otherwise required by ERISA, the Trustee shall vote shares of Sponsor Stock reflecting a participant's proportional interest in the Great Western Stock Fund for which it has received no directions from the participant proportionally in accordance with the votes of shares for which it has received instructions.

            (3) Each participant with an interest in the PAYSOP Fund shall have the right, acting in the capacity of a named fiduciary within the meaning of Section 402 of ERISA, to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such participant's proportional interest in the PAYSOP Fund. The rule set forth in the preceding paragraphs (1) and (2) shall apply in all respects except that the Trustee need not send separate copies of proxy solicitation materials to each participant with an interest in both the Great Western Stock Fund and PAYSOP Fund.

            (B)  Tender Offers.

            (1) Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall notify, or request the Subtransfer Agent to notify, each Plan participant with an interest in such Sponsor Stock of the tender offer and utilize reasonable efforts to timely distribute or cause to be distributed to the participants the same information that is distributed to shareholders of the issuer of Sponsor Stock in connection with the tender offer, and, after consulting with the Trustee and the Subtransfer Agent, shall provide and pay for a means by which the participant may direct the Trustee (including directions via the Subtransfer Agent) whether or not to tender the Sponsor Stock reflecting such participant's proportional interest in the Great Western Stock Fund (both vested and unvested). The Sponsor shall provide the Trustee with a copy of any material provided to the participants and, unless the Sponsor has requested the Trustee to distribute such material to the participants, shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

            (2) Each participant with an interest in the Great Western Stock Fund shall have the right, acting in the capacity of a named fiduciary within the meaning of Section 402 of ERISA, to direct the Trustee (directly or through the Subtransfer Agent) to tender or not to tender some or all of the shares of Sponsor Stock reflecting such participant's proportional interest in the Great Western Stock Fund (both vested and unvested). Directions from a participant (or from the Subtransfer Agent) to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, by facsimile transmission or such similar means as is agreed upon by the Trustee, the Subtransfer Agent and the Sponsor under the preceding paragraph. Except as required by law, these directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant (or the Subtransfer Agent if directions are provided to it by the participants). The Trustee shall decide whether to tender shares of Sponsor Stock reflecting a participant's proportional interest in the Great Western Stock Fund for which it has received no directions from the participant or the Subtransfer Agent.

            (3) A participant who has directed the Trustee or the Subtransfer Agent to tender some or all of the shares of Sponsor Stock reflecting the participant's proportional interest in the Great Western Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee or the Subtransfer Agent to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee upon receipt of such directions from the participant or the Subtransfer Agent, as the case may be, shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee or the Subtransfer Agent, as the case may be.

            (4) Pending receipt of directions (through the Administrator) from the Subtransfer Agent or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the Plan's Money Market Fund or as may otherwise be directed by the Named Fiduciary.

            (5) Each participant with an interest in the PAYSOP Fund shall have the right, acting in the capacity of a named fiduciary within the meaning of Section 402 of ERISA, to direct the Trustee (directly or through the Subtransfer Agent) to tender or not to tender some or all of the shares of Sponsor Stock reflecting such participant's proportional interest in the PAYSOP Fund. All of the rules set forth in the preceding paragraphs (1) through (4) shall apply in all respects except the Trustee need not send separate copies of proxy solicitation materials to each participant with an interest in both the Great Western Stock Fund and PAYSOP Fund.

       (vi) Shares Credited. For all purposes of this Section, the number of shares of Sponsor Stock deemed
"credited" or "reflected" to a participant's proportional interest shall be determined as of the last preceding valuation date.

       (vii)General.  With respect to all rights other than
the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor
Stock credited to a participant's proportional interest in the Great Western Stock Fund, the Trustee shall follow the directions of the Subtransfer Agent and if no such directions are received, the directions of the Named
Fiduciary. The Trustee shall have no duty to solicit directions from any party.

       (viii)Conversion. Unless the Named Fiduciary provides otherwise, all provisions in this Section 4(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock as long as they are qualifying employer securities.

  (g) Notes. Unless other arrangements are made, the Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in participant loan notes ("Notes") and related documentation and as such shall
(i) hold physical custody of and keep safe the Notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets, (iv) advise the Trustee of the date, amount and payee of the checks to be drawn representing loans, and (v) cancel the Notes and other loan documentation when a loan as been paid in full. Notwithstanding anything contained in this Agreement to the contrary, the Trustee shall have no right, authority or duty to determine the amount of or enforce in its discretion any payment of principal or interest or the amount or application of any security under any Note, to allocate to any Note or Notes any payments received by the Administrator or any disbursements or transfers made therefrom, or to maintain any security under the Notes, and the Administrator shall be solely responsible for the terms and enforcement of any Notes or security interests thereunder, for the maintenance of appropriate records reflecting the individual interests of Plan participants in any Notes or payments or security relating thereto and for compliance with the requirements of the Internal Revenue Code of 1986, as amended (the "Code") and any applicable truth in lending or other consumer protection laws relating to loans under the Plan. The Administrator shall report to the Trustee in writing periodically as reasonably required by the Trustee as to the Notes in the Company's possession and/or their disposition. The Trustee and its independent auditors shall be granted reasonable access to the records of the Administrator for audit purposes in determining compliance with this provision.

  (h)  Reliance of Trustee on Directions.

       (i) Except to the extent otherwise required by ERISA, the Trustee shall not be liable for any loss, or by reason of any breach, which arises from any Subtransfer Agent's direction or lack of direction or participant's exercise or non-exercise of rights under this Section 4 over the assets in the participant's accounts.

       (ii) Except to the extent otherwise required by ERISA, the Trustee shall not be liable for any loss or by reason of any breach, which arises from the Named
Fiduciary's exercise or non-exercise of rights under this
Section 4 unless it is clear on their face that the actions to be taken under the Named Fiduciary's directions were contrary to the terms of this Agreement.

  (i) Investment Powers of Trustee. Subject to the foregoing provisions of this Section 4, the Trustee shall have and exercise the following powers and authority
(i) over investment accounts where it has express investment management discretion as provided in Section 4(b), or
(ii) upon direction of the Investment Manager with respect to its Investment Accounts, or (iii) upon direction of the Administrator or Named Fiduciary for a Company directed account:

       (i) Subject to paragraphs (b), (c), (d), (e), (f) and (g) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing on behalf of the Sponsor with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

       (ii) Subject to paragraphs (b) and (c) of this
Section 4, to invest in the investment media described in
Section 4 and short term investments (including interest bearing accounts with the Trustee or money market mutual funds managed by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Code.

       (iii)To register any securities held by it hereunder in its own name or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form and to deposit any securities or other property in a depository or clearing corporation, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

       (iv) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, to enter into standby agreements for future investment, either with or without a standby fee, or otherwise to dispose of any securities or other property at any time held by it.

       (v) To settle, compromise or submit to arbitration any claims, debts, or damages, due or owing to or from the trust, to commence or defend suits or legal proceedings and to represent the trust in all suits or legal proceedings in any court of law or before any other body or tribunal.

       (vi) To trade in financial options and futures, including index options and options on futures and to execute in connection therewith such account agreements and other agreements in such form and upon such terms as the Investment Manager or the Administrator shall direct.

       (vii)To exercise all voting rights, tender or exchange rights, any conversion privileges, subscription rights and other rights and powers available in connection with any securities or other property at anytime held by it; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities which may at any time be held by it and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable by the Investment Manager or Administrator in connection therewith, and to hold and retain any securities or other property which it may so acquire; and to deposit any property with any protective, reorganization or similar committee, and to pay and agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to property so deposited.

       (viii)To invest all or a portion of the Trust Fund in contracts issued by insurance companies, including contracts under which the insurance company holds Plan assets in a separate account or commingled separate account managed by the insurance company. The Trustee shall be entitled to rely upon any written directions of the Administrator or the Investment Manager, and the Trustee shall not be responsible for the terms of any insurance contract that it is directed to purchase and hold or for the selection of the issuer thereof or for performing any functions under such contract (other than the execution of any documents incidental thereto on the instructions of the Administrator or the Investment Manager).

       (ix) To manage, administer, operate, lease for any number of years, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it, and to hold any such real property in its own name or in the name of a nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity, all upon such terms and conditions as may be deemed advisable by the Investment Manager or Administrator.

       (x) To renew, extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable by the Investment Manager or Administrator, and to agree to a reduction in a rate of interest on any mortgage or of any guarantee pertaining thereto in any manner and to any extent that may be deemed advisable by the Investment Manager or Administrator for the protection of the Trust Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable by the Investment Manager or Administrator; to exercise and enforce any and all rights of foreclosure, to bid on property on foreclosure, to take a deed in lieu of foreclosure with or without paying consideration therefor, and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any such mortgage or guarantee.

       (xi) To hold part or all of the Trust Fund invested in money market accounts to the extent that the directing party ascertains as reasonable and necessary for limited periods of time.

       (xii)To loan pursuant to separate agreement as may be agreed upon any securities to brokers or dealers and to secure the same in any manner, and during the term of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others subject to the limitations of Section 406 of ERISA; to purchase, enter, sell, hold, and generally deal in any manner in and with contracts for the immediate or future delivery of financial instruments of any issuer or of any other property; to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, and otherwise to acquire, dispose of, hold and generally deal in any manner with and in all forms of options in any combination; and, in connection with its exercise of the powers granted in this Trust Agreement, to deposit any securities or other property as collateral with any broker-dealer or other person, to permit securities or other property to be held by or in the name of others or in transferable form, to retain any form of securities or other property received as a result of the exercise of any of the foregoing powers whether or not investment in such securities or other property is otherwise authorized under this Trust Agreement and to hold and administer and securities or other property with respect to which the foregoing powers have or may be exercised, including any securities or collateral acquired by it or in any property received as a result of its exercise of such powers, as a part of the account subject to the foregoing powers, or in any sub-account, which property may be invested in securities or other property of different types than the securities or other property otherwise held in the account.

       (xiii)To employ suitable agents and counsel and to pay their reasonable and proper expenses and compensation.

       (xiv)To purchase and sell foreign exchange and contracts for foreign exchange, including transactions entered into with the Trustee, its agents or subcustodians.

       (xv) To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable by the Investment Manager or Administrator.

       (xvi)To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases, or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers.

       (xvii)To invest at the Trustee or the Company (or their affiliates) (i) in any type of interest bearing investments (including, but not limited to savings accounts, money market accounts, certificates of deposit and repurchase agreements) and (ii) if specifically authorized in writing by the Administrator, in non-interest bearing accounts (including, but not limited to, checking accounts).

       (xviii)To invest in collective investment accounts maintained by the Trustee or by others for the investment of assets of employee benefit plans qualified under Section 401 of the Code, whereupon the instruments establishing such funds, as amended, shall be deemed a part of this Trust Agreement and incorporated by reference herein.

       (xix)To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

  (j)  Administrative Powers of the Trustee.
Notwithstanding the appointment of an Investment Manager, the Trustee shall have the following powers and authority, to be exercised in its sole discretion, with respect to the Trust Fund:

       (i) To employ suitable agents, custodians and counsel and to pay their reasonable expenses and compensation.

       (ii) To appoint ancillary trustees to hold any portion of the assets of the trust and to pay their reasonable expenses and compensation.

       (iii)To register any securities held by its hereunder in its own name or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form and to deposit any securities or other property in a depository or clearing corporation.

       (iv) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers.

       (v) Generally to do all ministerial acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable in carrying out its duties under this Trust Agreement.

  (k) Investment Manager Appointment. The Named Fiduciary, from time to time and in accordance with the provisions of the Plans, may appoint one or more independent investment manager ("Investment Managers"), pursuant to a written investment management agreement describing the powers and duties of the Investment Manager, to direct the investment and reinvestment of all or a portion of the Trust Fund held in a separate account (an "Investment Account").

  The Named Fiduciary shall be responsible for ascertaining that while each Investment Manager is acting in that capacity hereunder, the following requirements are satisfied:

       (a) The Investment Manager is either (i) registered as an investment adviser under the Investment Adviser Act of 1940, as amended, (ii) a bank is defined in that Act, or
(iii) an insurance company qualified to perform the services described in (b) below under the laws of more than one state.

       (b) The Investment Manager has the power to manage, acquire or dispose of any assets of the Plans for which it is responsible hereunder.

       (c) The Investment Manager has acknowledged in writing to the Administrator and the Trustee that he or it is fiduciary with respect to the Plans within the meaning of
Section 3(21)(A) of ERISA.

  The Administrator or Named Fiduciary shall furnish the Trustee with written notice of the appointment of each Investment Manager hereunder, and of the termination of any such appointment. Such notice shall specify the assets which shall constitute the Investment Account. The Trustee shall be fully protected in relying upon the effectiveness of such appointment and the Investment Manager's continuing satisfaction of the requirements set forth above until it receives written notice from the Administrator or Named
Fiduciary to the contrary.

  The Trustee shall conclusively presume that each Investment Manager, under its investment management agreement, is entitled to act, in directing the investment and reinvestment of the investment account for which it is responsible, in its sole and independent discretion and without limitation, except for any limitations which from time to time the Administrator or Named Fiduciary shall modify the scope of such authority.

  Section 5. Accounts of the Trustee. The Trustee shall render from time to time (but at least annually and upon removal or resignation) accounts of its transactions to the Administrator and the Administrator may approve such accounts by an instrument in writing delivered to the Trustee. The Administrator shall review such accounts and notify the Trustee of any exceptions or objections to any such account within sixty (60) days. No persons other than the Company or the Administrator may require an accounting or bring any action against the Trustee with respect to the trust or its actions as Trustee.

  Nothing contained in this Agreement or in the Plan shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts, or for instructions in connection with the trust, the only necessary parties thereto in addition to the Trustee shall be the Company and the Administrator. If the Trustee so elects, it may bring in as a party or parties defendant any other person or persons.

  Section 6. Compensation and Expenses. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "A" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount. All brokerage commissions incurred by the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan participants' accounts.

  Section 7.  Directions and Indemnification.

  (a) Directions. The Trustee shall be fully protected in relying upon a certification of any person authorized to act on behalf of the Administrator or the Named Fiduciary with respect to any instruction, direction or approval of the Administrator or Named Fiduciary, and protected also in relying upon a certification of the Company as to the persons authorized to act on behalf of the Administrator and Named Fiduciary, and in continuing to rely upon such certification until a subsequent certification is filed with the Trustee. The Trustee shall be further protected in relying upon a certification from the Subtransfer Agent appointed by the Company as to the person or persons authorized to give instructions or directions on behalf of such Subtransfer Agent and may continue to rely upon such certification until a subsequent certification is filed with the Trustee. Unless otherwise provided herein or agreed to by the Trustee and Sponsor, any directions to be given to the Trustee under this Agreement by the Administrator, Named Fiduciary or Subtransfer Agent shall be given in writing or by electronic means mutually satisfactory to the Trustee and the person giving the direction.

  The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

  The Trustee shall not be liable for the proper application of any part of the Trust Fund if payments are made in accordance with the directions of the Administrator, Named Fiduciary or Subtransfer Agent as herein provided, nor shall the Trustee be responsible for the adequacy of the Trust Fund to meet and discharge any and all payments and liabilities under the Plan. All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee. Except as provided by ERISA, in no event shall the Trustee have any liability for special, indirect or consequential damages of any form whatsoever (including, without limitation, lost profits) with respect to any claim arising out of or relating to this Agreement whether or not notice has been given as to the possibility of such damages and regardless of the form of action in which any such claim may be brought.

  (b) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, reasonable cost, and reasonable expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, including without limitation the selection of GICs and similar investments by the Sponsor, excepting only any and all loss, etc., arising solely from the Trustee's (or its agents) negligence, willful misconduct, or bad faith.

  (c) Survival. The provisions of this Section 7 shall survive the termination of this Agreement.

  Section 8.  Resignation or Removal of Trustee.

  (a) Resignation. The Trustee may resign at any time upon thirty (30) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

  (b) Removal. The Sponsor may remove the Trustee at any time upon thirty (30) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

  Section 9.  Successor Trustee.

  (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

  (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trustee assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

  (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

  Section 10. Termination. This Agreement may be terminated at any time by the Sponsor upon thirty (30) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. Notwithstanding the foregoing, in the event of a Plan termination, the Trustee shall not be required to pay out any assets of the Trust fund until it shall have received such rulings or determinations of the Internal Revenue Service, the Labor Department, or any other administrative agency as it may reasonably deem necessary or appropriate in order to assure itself that any such payment is made in accordance with the provisions of law or that it will not subject the Trust fund or the Trustee, individually or as such Trustee, to liabilities for which it is not adequately indemnified. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

  Section 11. Resignation, Removal and Termination Notices. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Senior Vice President and Treasurer, Bruce F. Antenberg, and to the Trustee c/o Great Western Relationship Manager, The Chase Manhattan Bank, Global Securities Services, 770 Broadway, New York, NY 10003, or to such other addresses as the parties have notified each other of in the foregoing manner.

  Section 12. Single Fund. The assets of the Trust shall be held, administered, invested and managed in all respects as a single trust even though portions of such assets may be attributable to different employers and the employees of each, or to separate plans maintained by the same employer or different employers. The Subtransfer Agent shall be responsible to maintain and determine the appropriate share of the Trust fund held in respect of any particular Plan or any such group of employees in the event that such maintenance or determination shall be required by the Plan, this Agreement or the operation of law. The determination by the Subtransfer Agent of the shares of the Trust fund held in respect of any such employee group or plan shall be final and conclusive upon all persons.

  Section 13. Transfer of Assets. Upon written direction of the Named Fiduciary the Trustee shall (i) transfer and deliver such part of the assets or the Trust fund as may be specified in such direction to any trustee or insurance carrier maintaining any other investment medium of the Plan or to any trustee or insurance carrier maintaining any investment medium of a plan, other than the Plan, which qualifies under Section 401(a) of the Code into which plan the Plan (or any portion thereof) shall be merged or consolidated, or (ii) accept the transfer to the Trust fund of assets acceptable to it from any trustee or insurance carrier maintaining any other investment medium of the Plan or from any trustee or insurance carrier maintaining any investment medium of a plan, other than the Plan which qualifies under Section 401(a) of the Code and which (or any portion of which) shall be merged or consolidated with the Plan. Any such transfer shall be subject to the provisions of Section 12 hereof and the Trustee shall have no liability or responsibility (i) to determine whether such transfer shall be in conformity with the provisions of any plan or of ERISA, or (ii) with regard to the effect of such transfer upon any shares of the Trust fund held in respect of participants or beneficiaries in the Plan whose interests (or any portion thereof) in the Trust fund are being so transferred to other funding media, whose interests in other funding media are being so transferred to the Trust fund, or in respect of participants or beneficiaries in the Plan whose shares in the Trust fund are not directly subject to any such transfer. Any such direction by the Named Fiduciary shall constitute a certification that the transfer so directed is one which the Named Fiduciary is authorized to direct and which is in conformity with the provisions of the Plan or any other plan, this Agreement and ERISA.

  Section 14.  Adoption of Trust by Separate Plan.  A
Separate Plan may be funded in whole or in part through this trust and become a participating Separate Plan hereunder only if all of the following conditions have been met:

  (a) The Sponsor, subsidiary or an affiliate has established the Separate Plan;

  (b) The Separate Plan is intended to meet the requirements for qualification under Section 401(a) of the Code;

  (c)  This trust is exempt from taxation under Section
501(a) of the Code;

  (d) This trust (as then in effect and as the same may be amended from time to time) has been duly adopted as the trust for purposes of funding such Separate Plan;

  (e) This trust is maintained at all times as a domestic trust in the United States;

  (f) The Sponsor or the Named Fiduciary is duly authorized to exercise on behalf of such Separate Plan all of the authority vested in it by the terms of this trust;

  (g) This Agreement is constituted as a part of the Separate Plan to the extent of the beneficial interest of each such Separate Plan in the Trust Fund; and

  (h) Each Separate Plan is prohibited from making any assignment, either in whole or part, of its beneficial interest in the Trust Fund.

  When the trust is adopted as a trust under the Separate Plan of any subsidiary or affiliate of the Sponsor, such subsidiary or affiliate shall be bound by the decisions, instructions, actions and directions of the Sponsor, the Named Fiduciary or the Administrator under this Agreement and the Trustee shall be fully protected by the Sponsor and such subsidiary or affiliate in relying upon such decisions, instructions, actions and directions of the Sponsor, the Named Fiduciary or the Administrator. The Trustee shall not be required to give notice to or obtain the consent of any such subsidiary or affiliate with respect to any action which is taken by the Trustee pursuant to this Agreement, and the Sponsor shall have the sole authority to enforce this Agreement on behalf of any such subsidiary or affiliate.

  Any Separate Plan may at any time segregate from further participation in the trust under this Trust Agreement. The company establishing such Separate Plan and the Sponsor shall file with the Trustee a document evidencing its segregation from the Trust Fund and its continuance as a trust in accordance with the provisions of this Trust Agreement as though such company were the sole creator thereof. In such event, the Trustee shall deliver to itself, as Trustee of such trust, the beneficial interest of such Separate Plan as determined under the provisions of
Section 12 hereof. Such company may thereafter exercise in respect of this Trust Agreement all the rights and powers reserved to the Named Fiduciary or the Administrator under the provisions of this Trust Agreement.

  In lieu of the establishment of a separate trust with respect to the participants and beneficiaries under a segregating Separate Plan in accordance with the foregoing provisions of this Article, such beneficial interest may be segregated as provided above and transferred directly to the trustee or insurance company maintaining the funding medium of a plan other than the Separate Plan in accordance with the provisions of Section 13 hereof.

  Section 15. Agreement Incorporated in Separate Plans. This Agreement constitutes a part of each Separate Plan and of any separate trust created in connection therewith and is part thereof to the extent of the beneficial interest of each Separate Plan or separate trust in the Trust Fund. Trust assets will be accepted or retained for investment hereunder only from or on account of Separate Plans or separate trusts which are qualified as tax exempt employee benefit trusts under the provisions of the Internal Revenue Code as in effect from time to time. Any separate trust shall be prohibited from making any assignment, either in whole or in part, of its beneficial interest in the Trust Fund.

  Section 16.  Duration.  This Trust shall continue in
effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

  Section 17. Amendment or Modification. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "A" without the Sponsor's consent upon one-hundred and eighty (180) days written notice to the Sponsor, provided, however, that no fees shall be increased prior to the third anniversary of the date hereof.

  Section 18. No Guarantees. Neither the Company, the Employer, the Administrator, the Named Fiduciary nor the Trustee guarantees the Trust Fund from loss or depreciation, nor the payment of any amount which may become due to any person under the Plans or this Trust Agreement.

  Section 19.  Duty to Furnish Information.  Both the
Company and the Trustee shall furnish to the other any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties imposed under the Plans or this Trust
Agreement or otherwise imposed by law.

  Section 20. Withholding. The Trustee shall withhold any tax which by any present or future law is required to be withheld from any payment under the Plans. The
Administrator shall provide all information reasonably requested by the Trustee to enable the Trustee to so withhold.

  Section 21.  General.

  (a) Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

  (b) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

  (c) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

  (d) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

  (e) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

  Section 22.  Governing Law.

  (a) New York Law Controls. This Agreement and the trust created hereby shall be construed, regulated and administered under the laws of the United States and, to the extent United States law is not applicable, the State of New York and, except where otherwise specifically required by the provisions of ERISA, the Trustee shall be liable to account only in the courts of the State of New York.

  (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict involving the Trustee, between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on September 25, 1996, by their duly authorized officers as of the day and year first above written.


                      GREAT WESTERN FINANCIAL CORPORATION


                      By:  __/s/ Brue F. Attenberg___
                           Bruce F. Attenberg,
                           Senior Vice President and
Treasurer

Attest:


___/s/ Tina D. McKnight___
    Assistant Secretary



                      THE CHASE MANHATTAN BANK


                      By: ___/s/ Otis A. Sinnott, Jr.___
                           Vice President

Attest:


__/s/ Colleen Cahill___
  Vice President